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                                                                  Exhibit 10.48

                                                                  Execution Copy

                               Supplement No. 1 to
                iDEN Infrastructure Equipment Purchase Agreement

      This SUPPLEMENT NO. 1 TO iDEN INFRASTRUCTURE EQUIPMENT PURCHASE AGREEMENT (this "Supplement") is made as of the __ day of September, 1999, between Motorola, Inc., a Delaware corporation, by and through its Network Solutions Sector, Customer Solutions Group with offices at 1301 East Algonquin Road, Schaumburg, Illinois 60196 ("Motorola") and Nextel Partners Operating Corp., a Delaware corporation, with offices at 4500 Carillon Pt., Kirkland, Washington 98033 ("Customer").

      WHEREAS, Motorola and Customer are all of the parties to that certain iDEN Infrastructure Equipment Purchase Agreement dated January 29, 1999 (the "Agreement"), which provides for the sale to and purchase by Customer from time-to-time of certain equipment, products and services;

      WHEREAS, Section 7.6 of the Agreement grants to Customer the Equipment Credit in the amount and to purchase the items set forth therein in exchange for the issuance to Motorola of equity interests of Customer, all in accordance with the terms of the Subscription and Contribution Agreement of even date therewith between Nextel Partners, Inc., a Delaware corporation and the parent of Customer ("Partners"), and each of the investors named therein;

      WHEREAS, each of Motorola and Customer currently desires to supplement the Agreement to grant to Customer an additional equipment credit in the amount and to purchase the items set forth herein in exchange for the issuance to Motorola of additional equity interests of Customer, all in accordance with the terms of the Expansion Subscription and Contribution Agreement of even date herewith between Partners and each of the investors named therein (the "Expansion Subscription Agreement");

      The parties hereto agree to supplement the Agreement as follows:

      1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them under the Agreement.

      2. Additional In-Kind Capital Contribution. As a result of the issuance of additional equity interests to Motorola pursuant to the Expansion Subscription Agreement, Customer will have an additional EBTS equipment credit (the "Additional Equipment Credit") under the Agreement in the amount of Three Million Six Hundred Forty Four Thousand Seventy-Nine and 00/000 Dollars ($3,644,079.00) that may be used as set forth below:
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Upon the placing of each order in accordance with the terms of the Agreement, the parties shall calculate the percentage of the total dollar value of the order comprised by the dollar value of the EBTS equipment in the order. Each payment thereafter on such order, for as long as either the Equipment Credit or the Additional Equipment Credit is still in existence, shall be made by a combination of cash and either the Equipment Credit or the Additional Equipment Credit. The cash amount shall be (100% - EBTS percentage) x payment due. The Equipment Credit or the Additional Equipment Credit shall be the EBTS percentage x payment due, and the Equipment Credit or the Additional Equipment Credit shall be reduced by a like amount. Customer may at any time choose to apply less than the above stated maximum Equipment Credit amount or the above stated maximum Additional Equipment Credit amount to any order and increase the cash portion.

      3. Expansion Subscription Agreement. The execution and delivery of the Expansion Subscription Agreement by each of Motorola and Customer is a condition precedent to the obligations of the parties hereunder.

      4. Ratification of Agreement. As supplemented hereby, the Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects.


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      IN WITNESS WHEREOF, each of the parties hereto has executed this
Supplement as of the date first set forth above.

                                           MOTOROLA, INC.

                                           By: /s/ Charles Wright
                                              --------------------------
                                              Name: CHARLES WRIGHT
                                              Title: VICE PRESIDENT


                                           NEXTEL PARTNERS OPERATING
                                           CORP.

                                           By:__________________________
                                              Name:
                                              Title:


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      IN WITNESS WHEREOF, each of the parties hereto has executed this
Supplement as of the date first set forth above.

                                           MOTOROLA, INC.

                                           By:__________________________
                                              Name:
                                              Title:


                                           NEXTEL PARTNERS OPERATING
                                           CORP.

                                           By: /s/ John D. Thompson
                                              --------------------------
                                              Name:
                                              Title:


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